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                                                                    EXHIBIT 3.21

                          CERTIFICATE OF INCORPORATION

                                       OF

                      BETHESDA SERVICES HOLDING CORPORATION

            1. The name of the corporation is Bethesda Services Holding Corporation (the "Corporation").

            2. The address of the Corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the Corporation's registered agent at that address.

            3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

            4. The Corporation shall have authority to issue a total of 3,000 shares of common stock, $.01 par value per share.

            5. The name of the sole incorporator is Jennifer C. Foster and her mailing address is c/o Kaye, Scholer, Fierman, Hays & Handler, 425 Park Avenue, New York, New York 10022.

            6. The Corporation's board of directors shall have the power to make, alter or repeal the by-laws of the Corporation.

            7. The election of the Corporation's board of directors need not be by written ballot.

            8. The Corporation shall indemnify to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as amended from time to time each person that such Section grants the Corporation the power to indemnify.

            9. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

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            10. The Corporation elects not to be governed by Section 203 of the
Delaware General Corporation Law.


Dated: September 21, 1995


                                          /s/ Jennifer C. Foster
                                          ---------------------------
                                          Jennifer C. Foster
                                          Sole Incorporator


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             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                                     AND/OR
                                REGISTERED AGENT
                                       OF
                     BETHESDA SERVICES HOLDING CORPORATION


        Pursuant to the provisions of Section 133 of Title 8 of the Delaware Code, the Board of Directors of Bethesda Services Holding Corporation, a Corporation of Delaware, on the 26th day of September, A.D., 1995, the Corporation hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 222 Delaware Avenue, P.O. Box 2306, in the City of Wilmington, Zip Code 19899, in the county of New Castle.
        The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Delaware Corporate Services Inc.
        Bethesda Services Holding Corporation, a Corporation or Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
        IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its Assistant Secretary, on this 6th day of October, A.D., 1995.

                                        BETHESDA SERVICES HOLDING CORPORATION



                                        By: /s/ Steven R. Director
                                            ---------------------------------
                                            Name: Steven R. Director
                                            Title: Assistant Secretary
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                     BETHESDA SERVICES HOLDING CORPORATION


        Bethesda Services Holding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), by and through the undersigned authorized officer, does hereby certify that:

        1. The Corporation's Board of Directors has duly adopted an amendment to the Corporation's Certificate of Incorporation (the "Certificate of Incorporation"), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, as follows:

           The Certificate of Incorporation shall be amended by striking paragraph 1 in its entirety and inserting in lieu thereof the following new paragraphs

           1. The name of the corporation is Caterair New Zealand Limited (the "Corporation").

        2. The within amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed this 3rd day of July, 1997.

                                BETHESDA SERVICES HOLDING CORPORATION


                                By: /s/ NORMAN J. SHUMAN
                                   -------------------------------
                                    Norman J. Shuman
                                    Vice President